Exhibit 10.1

EAST WEST BANCORP, INC.
1998 STOCK INCENTIVE PLAN
(As Amended on May 24, 2011)

Section 1. PURPOSE OF PLAN

The purpose of this 1998 Stock Incentive Plan ("Plan") of East West Bancorp, Inc., a Delaware corporation (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate their employees and consultants by providing for or increasing the proprietary interests of such employees and consultants in the Company, and to enable the Company and its subsidiaries to attract, retain and motivate nonemployee directors and further align their interests with those of the stockholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

Section 2. PERSONS ELIGIBLE UNDER PLAN

Each of the following persons (each, a "Participant") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder: (1) any employee of the Company or any of its subsidiaries, including any director who is also such an employee, (2) any director of the Company or any of its subsidiaries who is not also an employee of the Company or any of its subsidiaries (a "Non-employee Director") and (3) any consultant of the Company or any of its subsidiaries.

Section 3. AWARDS

(A) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock of the Company ("Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award." For purposes of calculating shares subject to outstanding Awards in Section 4, a grant of shares not subject to forfeiture shall be considered an “Award” for one year after grant, and a grant of any Award involving the delayed delivery of shares shall cease to be deemed an outstanding Award at the time of exercise in the case of an Option or SAR or at the time the risk of forfeiture lapses in the case of any other Award (regardless of any further deferral of delivery of the shares).

(B) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.  Dividend equivalents may not be issued in connection with stock options or stock appreciation rights.

(C) Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

(D) Awards of stock or restricted stock may be granted under this Plan in payment of Bonus Awards under the East West Bancorp, Inc. Performance-Based Bonus Plan or any other bonus plan upon the satisfaction of performance goals established by the Company’s Compensation Committee pursuant to the terms and conditions of such other plan.

(E) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

(i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, in whole or in part, by any one or more of the following:

(a) the delivery of cash;

(b) the delivery of other property deemed acceptable by the Committee; or

(c) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property.

(ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined herein), the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 8 hereof; or

(iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option"); provided, however, that no Award issued to any consultant or any Non-employee Director may qualify as an Incentive Stock Option.

For the purposes of this paragraph (E) or anywhere else it is referenced in the Plan, "change of control" shall mean the first to occur of the following events:

                                    (I)        any date upon which the directors of the Company who were last nominated by the Board of Directors (the "Board") for election as directors cease to constitute a majority of the directors of the Company, excluding any directors who were nominated by those that became directors as a result of a contested director election (proxy contest);

                                    (II)       the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing over 50% of the voting power of the Company (an "over 50% Stockholder"); provided, however, that the terms "person" and "entity," as used in this clause (B), shall not include (1) the Company or any of its subsidiaries, (2) any employee benefit plan of the Company or any of its subsidiaries, (3) any entity holding voting securities of the Company for or pursuant to the terms of any such plan or (4) any person or entity who was an over 50% Stockholder on the date of adoption of the Plan by the Board; or

                                    (III)      a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the purpose of which is (A) to change the Company's domicile solely within the United States or (B) the formation of a holding company in which the shareholders of the holding company after its formation are substantially the same as for the Company prior to the holding company formation), the consummation of which results in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property or a different kind of securities.

(F)  Notwithstanding the foregoing, the Committee shall be subject to the following restrictions in the granting Awards under the Plan:

(i) The exercise price of each stock option or stock appreciation right will not be less than 100% of the Fair Market Value (as defined below) of a share of common stock as of the Pricing Date (as defined below) or 110% of the Fair Market Value of a share of common stock as of the Pricing Date for an incentive stock option optionee or stock appreciation right holder who owns more than ten percent of the voting power of all classes of stock of either the Company or any "parent" or "subsidiary" of the Company as defined in Code Section 424. "Fair Market Value" means, as of any date of determination, the most recent closing price per share of the common stock as published in The Wall Street Journal unless otherwise determined by the Committee.  "Pricing Date" means the date on which a stock option or stock appreciation right is granted.

(ii)  Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(iii)  The term of any stock option or stock appreciation right or other Award granted under the Plan after July 17, 2008 shall not exceed ten years from the date of grant.

(iv)  Performance based awards shall have a minimum vesting of one (1) year, except with respect to death, disability, retirement or change of control.

(G)  The Committee will have the authority to accelerate the vesting of any Award previously granted under this Plan in the case of death, disability, retirement or a change in control.

(H) Notwithstanding anything to the contrary contained in this Section 3, neither an Award nor any interest therein may be sold, assigned, transferred, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

(I) All certificates evidencing Awards or Common Shares issued pursuant thereto should bear any legend determined by the Board or the Committee to be necessary or appropriate.

Section 4. STOCK SUBJECT TO PLAN

(A) The aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) outstanding as of May 24, 2011 and all Awards granted thereafter under this Plan shall not exceed a total of 11,000,000 shares.   The maximum number of Common Shares with respect to which Awards may be granted to any person during a calendar year shall be 1,000,000 shares. In the case of a cash-denominated Award to be settled in shares (such that the maximum number of shares issuable cannot be determined at the date of the grant), this limitation will apply to the Awards at grant by deeming the Award to cover the number of shares having a then Fair Market Value equal to the maximum cash amount earnable under the Award. The foregoing shall all be subject to adjustment as provided in Section 8 hereof.  All awards issued under the Plan, regardless of type, shall count as one share against the aggregate number of  Common Shares issuable hereunder. The full number of stock-settled stock appreciation rights granted shall count against the maximum number of shares that may be authorized under this Agreement.

(B) Shares subject to Awards under the Plan which expire, terminate, or are canceled prior to exercise or, in the case of awards of restricted stock, do not vest shall thereafter be available for the granting of other awards. The payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance.

Section 5. DURATION OF PLAN

No Awards shall be made under this Plan after June 25, 2017. Although Common Shares may be issued after June 25, 2017 pursuant to Awards made prior to such date, no Common Shares shall be issued under this Plan after June 25, 2027.

Section 6.  PERFORMANCE-BASED COMPENSATION

(A) The Committee may, in its sole discretion, make Awards to Participants intended to comply with the "performance-based" compensation requirements of Internal Revenue Code Section 162(m). The granting or vesting of such Awards will be determined based on the attainment of objective written performance goals for a performance period specified by the Committee. The performance goal will state, in terms of an objective formula or standard, the method for computing the granting or vesting of the Award if the goal is attained. The performance goals must be established by the Committee in writing no later than 90 days after the commencement of the performance period or, if less, the number of days which is equal to 25% of the relevant performance period. Performance goals will be based on the attainment of one or more performance measures described below. To the degree consistent with Internal Revenue Code Section 162(m), the performance goals may be calculated without regard to extraordinary items. The Committee must certify in writing prior to the payment of performance-based compensation attributable to Awards of Restricted Stock and/or Performance Units that the performance goals applicable to such Awards, as well as any other material terms applicable to such Awards, were satisfied.

(B) The Committee shall establish Company performance goals for the granting or vesting of “performance-based” Awards, which may be a fixed target, comparison to a prior period, or a comparison to peer banks selected by the Committee, and which will be based solely upon one or more of the following performance measures: return on stockholder equity; return on assets; ratio of non-performing assets to total assets; earnings per share; deposits; demand deposits, loans; commercial business loans; trade finance loans; non-interest income; expenses; and stock price ("Performance Criteria").  Performance measures may relate to the Company and/or one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines.  For purposes of the Plan, each of the Performance Criteria shall be as set forth in the Company’s year-end financial statements and balance sheets, with such adjustments as are set forth below. For purposes of the Plan, each of the above criteria that are based upon income, earnings or profits of the Company shall be calculated before taking into account any Bonus Award paid or payable under this Plan unless otherwise determined by the Committee. In establishing performance criteria for any Plan Year, the Committee may elect to adjust the Performance Criteria to include or exclude changes in accounting principles but may not make other changes to the Performance Criteria.

Section 7. ADMINISTRATION OF PLAN

(A) This Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more non-employee directors of the Company. In selecting directors for the Committee, it is intended that such directors shall qualify as “outside directors" within the meaning of Section 162(m) of the Internal Revenue Code and “Non-Employee Directors” within the meaning of Rule 16b-3, but no action of the Committee shall be void or voidable based on any failure of a member to so qualify. Any action of the Committee may be taken instead by the Board of Directors, and any grant of an Award to a Non-employee Director shall be subject to approval of the Board.

(B) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i) adopt, amend and rescind rules and regulations relating to this Plan;

(ii) determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

(iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

(iv) determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof;

(v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder; and

(vi) certify in writing prior to payment of compensation that the performance goals and any other material terms of an Award were in fact satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made are treated as a written certification.

(C) Unless prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or some of its responsibilities and powers to any one or more of its members and also may delegate all or some of its responsibilities and powers to any person or persons it selects. The Committee may revoke any such allocation or delegation at any time.

Section 8. ADJUSTMENTS

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and (ii) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under this Plan under each limit (including the per person limit) specified in Section 4.

Section 9. AMENDMENT AND TERMINATION OF PLAN

The Board may amend or terminate this Plan at any time and in any manner, except for the provisions of the Plan which specify that certain actions or matters must be approved by the stockholders, and provided that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

Section 10. EFFECTIVE DATE OF PLAN

This Plan as amended shall be effective as of the latter of the date upon which it was approved by the Board of Directors of the Company and the date on which it was approved by the holders of a majority of the voting securities of the Company.

Section 11. GOVERNING LAW

This Plan and any Award granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California without reference to choice or conflict of law principles.